UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2021
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On October 13, 2021, Daré Bioscience, Inc. (“we,” “us,” “our”), entered into a sales agreement (the “Sales Agreement”) with SVB Leerink LLC ("SVB Leerink") to sell shares of our common stock from time to time through an "at-the-market" equity offering program under which SVB Leerink will act as our agent.
Under the Sales Agreement, we will set the parameters for the sale of shares of our common stock, including the maximum number or amount of shares to be sold, the time period during which sales may be made, any limitation on the number or amount of shares that may be sold in any one trading day, and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell shares of our common stock by any method permitted by law deemed to be an "at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), on or through any other existing trading market for our common stock or to or through a market maker. SVB Leerink will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. If expressly authorized by us, SVB Leerink may also sell shares in privately negotiated transactions. We made certain customary representations, warranties and covenants to SVB Leerink in the Sales Agreement, and we agreed to customary indemnification and contribution obligations, including with respect to liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended. The Sales Agreement may be terminated by us or SVB Leerink for any or no reason upon five days' prior notice.
Under the Sales Agreement, we may issue and sell from time to time shares of our common stock. We have no obligation to sell any shares under the Sales Agreement, and we may suspend solicitation and offers under the Sales Agreement for any reason in our sole discretion. We agreed to pay SVB Leerink a commission equal to 3.0% of the gross proceeds from the sales of shares pursuant to the Sales Agreement.
Any shares of our common stock sold under the Sales Agreement will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-254862) (the “Registration Statement”), and the base prospectus included therein, originally filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2021 and declared effective by the SEC on April 7, 2021. A prospectus supplement relating to the offering of shares of our common stock under the Sales Agreement was filed with the SEC on October 13, 2021.
The foregoing description of terms and conditions of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the agreement and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. For such information, investors and the public should look to the disclosures contained in our reports to and other filings with the SEC.
The legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the shares of our common stock that may be offered and sold pursuant to the Registration Statement and the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated as of October 13, 2021, between SVB Leerink LLC and Daré Bioscience, Inc.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: October 13, 2021	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer